EXHIBIT 99.2

NAMED EXECUTIVE OFFICER 2007 BASE SALARIES

The base salaries of the Company’s CEO, CFO and the other Named Executive Officers were unchanged for 2007.

NAMED EXECUTIVE OFFICER 2007 BONUS PROGRAM

Stephen J. Scarborough	2-1/4% of Company pre-tax income. This bonus is payable 80% in cash and 20% in Company common stock.

Michael C. Cortney	Mr. Cortney is retiring from the Company, effective March 15, 2007, and therefore a bonus program for 2007 was not established for him.

Andrew H. Parnes	Discretionary; plus up to $1,250,000 based on performance criteria to be established by the Committee.

Scott D. Stowell	1.25% of the Southern California Region pre-tax income, plus a discretionary bonus of up to $400,000 (based on evaluation criteria to be established by the old Committee).

Douglas C. Krah	1.25% of the Northern California Region pre-tax income, plus a discretionary bonus of up to $600,000 (based on evaluation criteria to be established by the Committee).

Kathleen R. Wade	1.75% of the Southwest Region pre-tax income (excluding the Austin division), plus a discretionary bonus of up to $300,000 (based on evaluation criteria to be established by the Committee).